Exhibit 99.38

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

BRF S.A.

PUBLICLY HELD COMPANY

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

CONSOLIDATED SYNTHETIC VOTING MAP AND TABULATION OF THE VOTING
INSTRUCTIONS RECEIVED FROM the HOLDERS OF AMERICAN DEPOSITARY RECEIPTS
(“ADRS”) TO THE EXTRAORDINARY GENERAL MEETING

TO BE HELD ON aUgUST 05, 2025

BRF S.A. ("BRF" ou "Company") (B3: BRFS3; NYSE: BRFS), considering the Extraordinary General Meeting to be held on August 05, 2025 ("EGM"), hereby discloses (i) the consolidated synthetic voting map for the EGM, which consolidates the votes exercised through the remote voting bulletins received by the custodian agents and by the central depositary, those received directly by the bookkeeping agent and those received directly by the Company (Annex 1), as provided for in CVM Resolution n. 81/2022; (ii) the map reflecting the tabulation of the voting instructions received from ADR holders (Annex 2); and (iii) an additional map consolidating the votes reflected on the maps mentioned in Annexes 1 and 2 above (Annex 3).

São Paulo, August 2, 2025.

Fábio Luis Mendes Mariano

Chief Financial and Investor Relation Officer

BRF S.A.

EGM - Extraordinary General Meeting

Annex 1 - Consolidated Synthetic Voting Map*

Protocol and Justification for the Merger of Shares Issued by BRF by Marfrig Global Foods	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
1. Approve the "Protocol and Justification for the Incorporation of Shares Issued by BRF S.A. by Marfrig Global Foods S.A." ("Plan of Merger"), executed on May 15, 2025, between the Company and Marfrig Global Foods S.A. ("MGF"), which sets forth the terms and conditions for the incorporation of all BRF S.A. shares by MGF (except those held by MGF), in the manner provided for in Article 252 of Law No. 6,404/1976 ("Corporation Law") ("Merger"):	ON	233,090,177	49.66%	50,748,912	10.81%	185,556,950

Merger of Shares	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
2. Approve the Merger, the effectiveness of which will be conditioned to the verification (or waiver, as applicable) of the Conditions (as defined in the Plan of Merger) and the occurrence of the date on which the Merger will be deemed effective:	ON	233,090,196	49.66%	50,748,912	10.81%	185,556,931

Valuation Firm Appointment	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
3. To ratify the appointment of Apsis Consultoria Empresarial Ltda., registered with CNPJ/MF under number 08.681.365/0001-30 and with the CRC/RJ under number 005112/O-9, with its headquarters located at Rua do Passeio, No. 62, 6th floor, Centro, Rio de Janeiro, State of Rio de Janeiro, CEP 20021-290, ("Valuation Firm"), as responsible for the preparation of (a) the appraisal report, at market value, of the BRF shares to be incorporated by MGF, within the scope of the Merger ("Merger Appraisal Report"); and (b) the appraisal report containing the calculation of the exchange ratio of the shares held by the non-controlling shareholders of BRF, based on the market value of the net asset value of the MGF and BRF shares, both assets being valued according to the same criteria and as of December 31, 2024, at market prices, in accordance with Article 264 of the Brazilian Corporate Law ("Article 264 Appraisal Report").	ON	233,111,578	49.66%	50,674,242	10.80%	185,610,219

Merger of Shares Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
4. Approve the Merger Appraisal Report:	ON	233,062,977	49.65%	50,722,742	10.81%	185,610,320

Article 264 Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
5. Approve the Article 264 Appraisal Report:	ON	233,106,937	49.66%	50,678,642	10.80%	185,610,460

Company's Management Authorization	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
6. Authorize the Company's management to perform all acts necessary for the consummation of the Merger, including, without limitation, the subscription of the ordinary shares to be issued by MGF on behalf of the BRF shareholders (excluding MGF) on the date of consummation of the Merger, in accordance with Article 252, § 2, of the Brazilian Corporations Law.:	ON	232,653,430	49.56%	51,133,189	10.89%	185,609,420

*The votes on the Map above represent 29% of the total shares issued by the Company, excluding treasury shares.

*The votes on the Map above represent 77% of the total shares issued by the Company, excluding shares held by the controlling shareholder and treasury shares.

EGM - Extraordinary General Meeting

Protocol and Justification for the Merger of Shares Issued by BRF by Marfrig Global Foods	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
1. Approve the "Protocol and Justification for the Incorporation of Shares Issued by BRF S.A. by Marfrig Global Foods S.A." ("Plan of Merger"), executed on May 15, 2025, between the Company and Marfrig Global Foods S.A. ("MGF"), which sets forth the terms and conditions for the incorporation of all BRF S.A. shares by MGF (except those held by MGF), in the manner provided for in Article 252 of Law No. 6,404/1976 ("Corporation Law") ("Merger"):	ON	7,759,247	9.63%	45,104,176	55.99%	27,692,477

Merger of Shares	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
2. Approve the Merger, the effectiveness of which will be conditioned to the verification (or waiver, as applicable) of the Conditions (as defined in the Plan of Merger) and the occurrence of the date on which the Merger will be deemed effective:	ON	7,364,389	9.14%	45,499,834	56.48%	27,691,677

Valuation Firm Appointment	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
3. To ratify the appointment of Apsis Consultoria Empresarial Ltda., registered with CNPJ/MF under number 08.681.365/0001-30 and with the CRC/RJ under number 005112/0-9, with its headquarters located at Rua do Passeio, No. 62, 6th floor, Centro, Rio de Janeiro, State of Rio de Janeiro, CEP 20021-290, ("Valuation Firm"), as responsible for the preparation of (a) the appraisal report, at market value, of the BRF shares to be incorporated by MGF, within the scope of the Merger ("Merger Appraisal Report"); and (b) the appraisal report containing the calculation of the exchange ratio of the shares held by the non-controlling shareholders of BRF, based on the market value of the net asset value of the MGF and BRF shares, both assets being valued according to the same criteria and as of December 31, 2024, at market prices, in accordance with Article 264 of the Brazilian Corporate Law ("Article 264 Appraisal Report").	ON	7,265,080	9.02%	45,596,932	56.60%	27,693,888

Merger of Shares Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
4. Approve the Merger Appraisal Report:	ON	7,305,633	9.07%	45,536,525	56.53%	27,713,742

Article 264 Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
5. Approve the Article 264 Appraisal Report:	ON	7,306,877	9.07%	45,533,230	56.52%	27,715,793

Company's Management Authorization	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
6. Authorize the Company's management to perform all acts necessary for the consummation of the Merger, including, without limitation, the subscription of the ordinary shares to be issued by MGF on behalf of the BRF shareholders (excluding MGF) on the date of consummation of the Merger, in accordance with Article 252, § 2, of the Brazilian Corporations Law.:	ON	7,280,444	9.04%	45,570,890	56.57%	27,704,566

*The votes on the Map above represent 5% of the total shares issued by the Company, excluding treasury shares.

*The votes on the Map above represent 13% of the total shares issued by the Company, excluding shares held by the controlling shareholder and treasury shares.

EGM - Extraordinary General Meeting

Annex 3 - Additional map consolidating the votes reflected on the maps of the Annexes 1 and 2*

Protocol and Justification for the Merger of Shares Issued by BRF by Marfrig Global Foods	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
1. Approve the "Protocol and Justification for the Incorporation of Shares Issued by BRF S.A. by Marfrig Global Foods S.A." ("Plan of Merger"), executed on May 15, 2025, between the Company and Marfrig Global Foods S.A. ("MGF"), which sets forth the terms and conditions for the incorporation of all BRF S.A. shares by MGF (except those held by MGF), in the manner provided for in Article 252 of Law No. 6,404/1976 ("Corporation Law") ("Merger"):	ON	240,849,424	43.79%	95,853,088	17.43%	213,249,427

Merger of Shares	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
2. Approve the Merger, the effectiveness of which will be conditioned to the verification (or waiver, as applicable) of the Conditions (as defined in the Plan of Merger) and the occurrence of the date on which the Merger will be deemed effective:	ON	240,454,585	43.72%	96,248,746	17.50%	213,248,608

Valuation Firm Appointment	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
3. To ratify the appointment of Apsis Consultoria Empresarial Ltda., registered with CNPJ/MF under number 08.681.365/0001-30 and with the CRC/RJ under number 005112/O-9, with its headquarters located at Rua do Passeio, No. 62, 6th floor, Centro, Rio de Janeiro, State of Rio de Janeiro, CEP 20021-290, ("Valuation Firm"), as responsible for the preparation of (a) the appraisal report, at market value, of the BRF shares to be incorporated by MGF, within the scope of the Merger ("Merger Appraisal Report"); and (b) the appraisal report containing the calculation of the exchange ratio of the shares held by the non-controlling shareholders of BRF, based on the market value of the net asset value of the MGF and BRF shares, both assets being valued according to the same criteria and as of December 31, 2024, at market prices, in accordance with Article 264 of the Brazilian Corporate Law ("Article 264 Appraisal Report").	ON	240,376,658	43.71%	96,271,174	17.51%	213,304,107

Merger of Shares Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
4. Approve the Merger Appraisal Report:	ON	240,368,610	43.71%	96,259,267	17.50%	213,324,062

Article 264 Appraisal Report	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
5. Approve the Article 264 Appraisal Report:	ON	240,413,814	43.72%	96,211,872	17.49%	213,326,253

Company's Management Authorization	Asset	Approve	% Total Approval	Reject	% Total Rejection	Abstain
6. Authorize the Company's management to perform all acts necessary for the consummation of the Merger, including, without limitation, the subscription of the ordinary shares to be issued by MGF on behalf of the BRF shareholders (excluding MGF) on the date of consummation of the Merger, in accordance with Article 252, § 2, of the Brazilian Corporations Law.:	ON	239,933,874	43.63%	96,704,079	17.58%	213,313,986

*The votes on the Map above represent 34% of the total shares issued by the Company, excluding treasury shares.

*The votes on the Map above represent 90% of the total shares issued by the Company, excluding shares held by the controlling shareholder and treasury shares.